FOR IMMEDIATE RELEASE                                            Media Contacts:
                                                                   Myra Moreland
                                                                    734 207-6762


Metaldyne Announces Recent Preliminary Financial Information and Scope of Anticipated Restatement

     Plymouth, Michigan (September 23, 2004) -- Metaldyne Corporation today announced preliminary financial information for the fourth quarter of 2003 and the first two quarters of 2004. It also provided a summary of an anticipated restatement of financial results for 2001 and 2002 and the first three quarters of 2003 arising from a previously announced investigation into various accounting matters. This investigation has just been concluded and is the subject of a separate announcement by the Company today. The Company is in the process of completing the restatement and expects to make appropriate filings with the Securities Exchange Commission of its restated results and previously unfiled Securities Exchange Act reports as soon as practicable. The information being released by the Company today is subject to its continuing review, as well as all necessary review by its current and former independent auditors and others. Accordingly, all such information is preliminary and subject to further change. Greater detail concerning recent results and the restatement will be made available as soon as the review of these periods is complete and the Company is in a position to make filings under the Securities Exchange Act. Once the restatements are completed, the Company intends to hold a conference call for its debt securityholders to discuss its recent results, the accounting investigation and the restatement.

Summary

     The following table summarizes preliminary financial information announced by the Company today (note that the table excludes the 2002 results from our former TriMas subsidiary that was divested in June 2002):

------------------------------- ------------------------------------------- ------------------------------------------
(in millions)                             Six Months Ended June,                       Fiscal year ended,
------------------------------- ------------------- ----------------------- ------------------ -----------------------
                                  2004 Unaudited        2003 Unaudited       2003 Unaudited        2002 Unaudited

                                                           Restated                                   Restated
------------------------------- ------------------- ----------------------- ------------------ -----------------------
Net Sales                             $1,002                 $772                $1,508                $1,465
------------------------------- ------------------- ----------------------- ------------------ -----------------------
Operating Profit                       $38                   $30                   $20                  $63
------------------------------- ------------------- ----------------------- ------------------ -----------------------
Depreciation & Amortization            $64                   $54                  $107                  $96
------------------------------- ------------------- ----------------------- ------------------ -----------------------
Restructuring Activities                $2                    $4                   $13                   $4
------------------------------- ------------------- ----------------------- ------------------ -----------------------
Asset   Impairments   &  Fixed          $8                    $2                   $18                   $1
Asset Disposals
------------------------------- ------------------- ----------------------- ------------------ -----------------------


Preliminary First Six Months of 2004 as Compared to Restated First Six Months of 2003

     On a preliminary basis, the Company announced that its net sales for the first six months of 2004 were $1,002 million versus $772 million for the first six months of 2003, primarily as a result of the Company's New Castle acquisition in January 2004, which contributed $212 million in the first six months of 2004. In addition, the Company had approximately $37 million in additional volume related to new product launches and ramp up of existing programs as well as a $17 million benefit from foreign exchange movements. However, these increases were partially offset by approximately $32 million related to the divestiture of two aluminum die casting facilities within the Company's Driveline segment, and a 2.9% decrease in North American vehicle production by the Company's three largest customers (Ford, General Motors and DaimlerChrysler).

     The Company announced, on a preliminary basis, that its operating profit was approximately $38 million, or 3.8% of net sales, for the first six months of 2004 compared to $30 million, or 3.9% of net sales, for the same period in 2003. Excluding an $8 million asset impairment charge relating to a divestiture of two aluminum die casting operations in the Company's Driveline segment, operating profit would have been $46 million, or 4.6% of net sales. The increase in 2004 is principally explained by a $14 million increase from the New Castle acquisition. These gains were partially offset by approximately $6 million in fees and expenses relating to the just completed accounting investigation.

     The Company is facing significant increases in the cost to procure certain materials utilized in its manufacturing processes such as steel, energy, Molybdenum and nickel. In general, steel prices have recently risen by as much as 60-100% and have thus created significant tension between steel producers, suppliers and end customers. Based on current prices, our steel costs could increase approximately $50 million in 2004. However, the Company anticipates several initiatives such as steel scrap sales, steel resourcing efforts, contractual steel surcharge pass through agreements with selected customers, and reducing or eliminating 2004 scheduled price downs to its customers will offset approximately $30 million of these increased costs. Additionally, the Company is actively working with its customers to 1) obtain additional business to help offset these prices through better utilization of its capacity, 2) negotiate a surcharge to reflect the increased material costs, and/or 3) resource certain of its products made unprofitable by these increases in material costs. The Company will actively work to mitigate the effect of these steel increases throughout 2004.

     The Company reported that its depreciation and amortization expense increased from approximately $54 million in the first six months of 2003 to approximately $64 million in 2004. The net increase in depreciation and amortization of approximately $10 million is principally explained by $9 million of depreciation and amortization expense associated with the New Castle acquisition. In addition, for the past several years capital spending has been in excess of depreciation expense. Accordingly, the additional capital spending accounts for the remaining increase in depreciation expense.

     The Company incurred approximately $2 million of restructuring charges in the first six months of 2004 versus a charge of approximately $4 million in the same period in 2003. The 2004 charge is primarily related to restructuring activities initiated in 2003 and costs associated with the closure of a Driveline segment facility located in Europe. In connection with the sale of two aluminum die casting facilities, the Company incurred an $8 million charge in the
                                      -2-
first six months of 2004. In connection with the sale of these same two facilities, the Company also recorded an impairment charge of $5 million in late 2003 in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Subsequent to December 28, 2003, these two facilities were sold to an independent third party. The sales price to this third party was used to determine the fair market value of the facilities for the SFAS No. 144 impairment analysis.

     At June 27, 2004, the Company had approximately $861 million in debt outstanding and approximately $47 million outstanding on its accounts receivable securitization facility. At this date, the Company also had approximately $87 million and $52 million of undrawn and available commitments from its revolving credit facility and accounts receivable facility, respectively. At June 27, 2004, the Company was contingently liable under standby letters of credit totaling $61 million issued for the Company's behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims.

     The Company's senior credit facility contains various affirmative and negative covenants, including a financial covenant requirement for an EBITDA to cash interest expense coverage ratio to exceed 2.25:1.00 through July 3, 2005; and a debt to EBITDA leverage ratio not to exceed 5.00 through June 27, 2004, decreasing to 4.75:1.00 for the quarter ending October 3, 2004. The accounts receivable facility balance is included in computing debt for the purposes of these covenant calculations. The Company was in compliance with the preceding financial covenants at June 27, 2004 and, as previously announced, had previously obtained waivers associated with its inability to submit financial statements and associated representations and warranties through September 30, 2004. As announced today by the Company, the Company is seeking to extend this waiver pending completion of its restatement.

Preliminary Full 2003 Results as Compared to Restated 2002 Results

     The Company's preliminary results for the full year 2003 reflect certain anticipated restatement adjustments for the first three quarters of 2003 and other matters which remain under continuing review. In reviewing the information as compared with the restated 2002 results, it should be noted that information is not comparable due to the divestiture of the Company's former TriMas subsidiary in June 2002. References to the Automotive Group below eliminate the results of the TriMas subsidiary for 2002.

     The Company's reported preliminary results for its Automotive Group increased from $1,465 million in 2002 to approximately $1,508 million in 2003. Despite a 6.4% decrease in NAFTA production, sales increased $42 million, but were essentially flat after adjusting for a $44 million impact of exchange rate movement.

     The Company reported operating profit was approximately $20 million for 2003 compared to approximately $63 million in 2002 after excluding TriMas. The $43 million reduction in operating profit is the result of several factors, including approximately $30 million in non-cash charges relating to a $5 million asset impairment charge related to the aluminum die casting facilities noted above, a $14 million in fixed asset disposals, and an $11 million increase in depreciation and amortization. In addition, operating profit in 2003 was impacted by an ap-proximately $10 million increase in restructuring charges and a $7 million increase in the cost to procure steel, the Company's largest raw material.

     The Company's depreciation and amortization expense increased from approximately $96 million in 2002 to approximately $107 million in 2003 for its Automotive Group. The net increase of approximately $11 million is due to depreciation expense recorded on capital expenditures of approximately $130 million for 2003 and $115 million for 2002. As discussed, the Company's higher capital spending in recent years accounts for the increase in depreciation expense. In 2003, the Company entered into several restructuring arrangements whereby it incurred approximately $13 million of costs associated with severance and facility closure. In addition, as discussed, the Company recorded a $5 million charge as a result of an impairment analysis relating to two plants with negative operating performance.

Anticipated Financial Restatement

     The following table summarizes the Company's current estimates of the impact of the anticipated restatement on the Company's operating profit and earnings before taxes for the years ended December 29, 2002 and December 31, 2001 and the first nine months of 2003. The following table reflects the impact of the anticipated restatement adjustments on reported results, which includes TriMas through June 2002, however, none of the adjustments relate to TriMas. The adjustments relate solely to the Automotive Group.


                    December 29, 2002 (includes TriMas results)         December 31, 2001 (includes TriMas results)
                    -----------------------------------------------------------------------------------------------

(in millions)              As        Restatements  As Restated      As Previously    Restatements   As Restated
                       Previously    Adjustments                       Reported      Adjustments
                        Reported

Operating Profit          $114           $(5)         $109               $127             $1            $128
Loss Before Taxes         $(64)          $(5)         $(69)             $(48)             $1            $(47)

o Restatement amounts relate to Automotive Group only, and do not impact the reported results of TriMas. Operating profit for the Automotive Group as restated is $63 million in 2002 and $59 million in 2001.


(in millions)                   Nine Months Ending, September 28, 2003
                         As Previously     Restatements     As Restated
                           Reported

Operating Profit              $36                $-                 $36
Loss Before Taxes            $(26)              $(3)               $(29)

o Restatement amounts relate to Automotive Group only, and do not impact the reported results of TriMas.


The anticipated restatement adjustments, which are expected to result from the completed investigation described in a separate announcement regarding the announcement of the completion of the independent accounting investigation, relate principally to adjustments to correct overstated balances for property, plant and equipment and recognize lower related depreciation expense, recognize the continuing effect of adjustments made in prior periods on previously reported balances of accounts payable and accounts receivable.

     The Company is in the process of preparing the restatement and expects to make appropriate filings with the Securities Exchange Commission of its restated results and previously unfiled Securities Exchange Act reports as soon as practicable. As discussed, the information being released by the Company today is subject to its continuing review, as well as all nec-essary review by its current and former independent auditors and others, and is subject to further change. In addition, prior to the announcement of the investigation, the Commission provided the Company with comments on its filings under the Securities Exchange Act of 1934 in the ordinary course and the Company expects to respond to the Staff concerning those comments prior to filing definitive Forms 10-K and 10-Q's for the relevant periods. It is possible that disclosure may change as a result of that review. In addition, the Company is seeking relief from certain disclosure requirements in the Form 10-K relating to pre-acquisition periods and the Company may be delayed in filing definitive documents pending receipt of that relief or if such relief is not obtained.

Extension of Waivers Sought

     The Company is in the process of seeking an extension of waivers received from its senior lenders, receivables financing providers and certain lessors with respect to its financial reporting, pending completion of the restatement. Current waivers expire on September 30, 2004. The Company presently anticipates that the extended waiver now being sought will provide it with adequate time to complete the necessary restatement and prepare financial statements for recent unreported periods.

About Metaldyne

     Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for the automotive industry. Through its Chassis, Driveline and Engine groups, the Company supplies a wide range of products for powertrain and chassis applications for engines, transmission/transfer cases, wheel-ends and suspension systems, axles and driveline systems. Metaldyne is also a globally recognized leader in noise and vibration control products.


Forward-Looking Statements

     This press release contains "forward-looking" statements, as that term is defined by the federal securities laws, about the Company's financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate", "should" and similar words used in this press release. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. The Company cautions readers not to place undue reliance on the statements, which speak only as of the date of this press release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release include general economic conditions and cyclicality in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds; dependence on significant automotive customers; reductions in outsourcing by the Company's automotive customers; increases in the Company's raw material and energy costs; continued availability of ar-rangements for the Company's liquidity; dependence on third-party suppliers and manufacturers; dependence on key personnel and relationships; product liability; environmental matters; labor costs and strikes at the Company's major direct and indirect customers and at the Company's facilities; the level of competition in the automotive supply industry and pricing pressures from the Company's customers; risks associated with the Company's acquisition strategy and the Company's ability to successfully integrate acquisitions, including successfully taking actions we have identified as providing cost-saving opportunities; technological developments that could competitively disadvantage us; and risks associated with conducting a growing portion of the Company's business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release such as substantial leverage, substantial capital requirements, limitations imposed by the Company's debt instruments and the Company's ability to identify attractive and other strategic acquisition opportunities. There are further risks and uncertainties attendant to the Company's ability to timely address the Company's financial and accounting controls and procedure issues to sufficiently mitigate the risk of material errors in the Company's financial reporting and we cannot be certain that the Company will not suffer material adverse consequences from the completed investigation and the attendant restatement of previously reported financial results and any further review by the Securities and Exchange Commission of such matters and the Company's past and future public filings.